UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 5, 2014

Minden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-54234	90-0610674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 MBL Bank Drive, Minden, Louisiana	71055
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(318) 371-4156

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 5, 2014, MBL Bank, the wholly-owned subsidiary of Minden Bancorp, Inc. (the “Company”), converted to a Louisiana-chartered commercial bank from a Louisiana-chartered building and loan association. Such conversion was approved by the Louisiana Office of Financial Institutions. As a result of such conversion, the Company has become a bank holding company rather than remaining as a savings and loan holding company. The change to a bank holding company was approved by Federal Reserve Bank of Dallas under delegated authority. As a bank holding company with less than 1,200 shareholders of record, the Company is eligible to deregister its common stock, $0.01 par value per share (the “Common Stock”), under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file a Form 15 with the Securities and Exchange Commission to suspend its duty to file reports under Section 13 and 15(d) of the Exchange Act and to deregister the Common Stock under Section 12 of the Exchange Act on February 7, 2014.

A copy of the press release, dated February 6, 2014 announcing the Company’s intention to deregister the shares of Common Stock, is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	The following exhibits are included with this Report:

Exhibit No.	Description

99.1	Press Release, dated February 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINDEN BANCORP, INC.

	By:	/s/Jack E. Byrd,Jr.
	Name:	Jack E. Byrd, Jr.
	Title:	Chairman, President and Chief Executive Officer

Date: February 6, 2014

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